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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-65106 and 333-60974) of Simplex Solutions, Inc. of our reports dated October 19, 2001 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

San Jose, California
December 28, 2001